EXHIBIT 23.2

                    CONSENT OF WILLIAM BLAIR & COMPANY, LLC


         We consent to the inclusion in the combined proxy statement of Northview Financial Corporation and the prospectus of Wintrust Financial Corporation, as a part of the registration statement on Form S-4 of Wintrust Financial Corporation, of our letter opinion dated May 10, 2004, and to the reference to our firm and summarization of our opinion in the proxy statement/prospectus under the captions DESCRIPTION OF THE MERGER -- Background of the merger, Fairness Opinion of Northview's Financial Advisor. By giving such consent, we do not thereby admit that we are experts with respect to any part of such proxy statement/prospectus or registration statement within the meaning of the term "expert" as used in, or that would come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                        /s/ William Blair & Company, L.L.C.
                                        -----------------------------------
                                          William Blair & Company, L.L.C.


Chicago, Illinois
July 29, 2004